EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Our report on our audit of the consolidated financial statements of Manhattan Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2003 and 2002 and for the years then ended and on the consolidated statements of operations, changes in stockholders' equity and cash flows for the period from August 6, 2001 (date of inception) to December 31, 2003, included in this Annual Report on Form 10-KSB for the year ended December 31, 2003, is dated February 14, 2004. We consent to the incorporation by reference of our report in the following Registration Statements previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the Registration Statements on Forms S-3 with SEC File Nos. 333-34379, 333-35079, 333-65393,
333-40916, and 333-49036 and the Registration Statements on Forms S-8 with SEC file Nos. 333-15807, 333-112888, 333-112889 and 333-48531.



                                                /s/ J.H. Cohn LLP

Roseland, New Jersey
March 30, 2004